UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

Kennedy Lewis Capital Company

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	814-01603 (Commission File Number)	88-6117755 (IRS Employer Identification Number)

225 Liberty St. Suite 4210 New York, New York 10281 (Address of Principal Executive Offices, Zip Code) (212) 782-3842 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement.

Managing Dealer Agreement

On November 25, 2024, Kennedy Lewis Capital Company (the “Company”) entered into a managing dealer agreement (the “Managing Dealer Agreement”) with Sanctuary Securities, Inc., as the Company’s managing dealer (“Sanctuary”). Pursuant to the Managing Dealer Agreement, Sanctuary, among other things, manages the Company’s relationships with third-party brokers engaged by Sanctuary to participate in the distribution of the Company’s common shares of beneficial interest (“participating brokers”) and financial advisors. Sanctuary also coordinates the Company’s marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the offering, the Company’s investment strategies, material aspects of the Company’s operations and subscription procedures. As set forth in and pursuant to the Managing Dealer Agreement, the Company will pay Sanctuary a retainer, commission and shareholder servicing and/or distribution fees for its services. Furthermore, the Company will pay Sanctuary shareholder servicing and/or distribution fees with respect to Class S and Class D shares. The Managing Dealer Agreement may be terminated by the Company or Sanctuary (i) on 30 days’ written notice or (ii) immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision thereof. The Managing Dealer Agreement also may be terminated at any time without the payment of any penalty, (x) by vote of a majority of the Company’s trustees who are not “interested persons”, as defined in the Investment Company Act of 1940, as amended, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or the Managing Dealer Agreement or (y) by a majority vote of the outstanding voting securities of the Company, on not more than 60 days’ written notice to Sanctuary or the Company’s investment adviser.

In addition, and in connection with the transition to Sanctuary as the Company’s managing dealer as discussed above, the Company provided notice for the termination of the managing dealer agreement dated as of April 11, 2024, by and between the Company and Realta Equities, Inc., which termination shall be effective as of November 25, 2024.

Amended and Restated Distribution and Servicing Plan

The Company adopted an amended and restated distribution and servicing plan (the “Amended and Restated Distribution and Servicing Plan”) to reflect the appointment of Sanctuary as the Company’s managing dealer.

The descriptions above are only summaries of the material provisions of the Managing Dealer Agreement and the Amended and Restated Distribution and Servicing Plan and are qualified in their entirety by reference to a copy of the Managing Dealer Agreement and the Amended and Restated Distribution and Servicing Plan, which are incorporated by reference as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information regarding the notice provided for the termination of the Company’s former managing dealer agreement with Realta Equities, Inc. under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01. Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of Kennedy Lewis Capital Company (the "Company") as of October 31, 2024, as determined in accordance with the Company's valuation policy, is set forth below.

NAV as of October 31, 2024
Class I Common Shares	$20.53
Class S Common Shares	—
Class D Common Shares	—

As of October 31, 2024, the Company’s aggregate net asset value was $399,543,881 and the fair value of the Company’s investment portfolio was $612,245,707.

Status of Offering

The Company is currently publicly offering on a continuous basis up to $2.0 billion in Shares (the “Offering”). Additionally, the Company has sold Common Shares that are exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder (the “Private Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the October 1, 2024 subscription date). The Company intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	2,669,790	$55,064,000
Class S Common Shares	—	$—
Class D Common Shares	—	$—
Private Offering:
Class I Common Shares	15,597,675	$313,455,957
Class S Common Shares	—	$—
Class D Common Shares	—	$—
Total Offering and Private Offering	18,267,465	$368,519,957

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Managing Dealer Agreement by and among Kennedy Lewis Capital Company and Sanctuary Securities, Inc.

10.2	Amended and Restated Distribution and Servicing Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kennedy Lewis Capital Company

Date:	November 27, 2024	By:	/s/ Anthony Pasqua
Name: Anthony Pasqua Title: Chief Financial Officer